NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FOR RELEASE: 7:00 AM (Eastern) April 25, 2013

CONMED Corporation Announces First Quarter 2013 Financial Results

- EPS grows to $0.37

- Adjusted EPS grows to $0.45

Conference Call to be Held at 10:00 a.m. ET Today

Utica, New York, April 25, 2013 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the first quarter ended March 31, 2013.

“The first quarter 2013 financial results showed improvement in earnings, gross margin and the effective income tax rate. Sales, however, were negatively affected by foreign currency exchange rates and fewer selling days,” commented Mr. Joseph J. Corasanti, President and CEO.

First Quarter 2013 Financial Highlights:

•	Diluted earnings per share (GAAP) grew 5.7% to $0.37 (excluding the MDET, EPS growth would have been 14.3%)

•	Adjusted diluted earnings per share grew 4.7% to $0.45 (excluding the MDET, adjusted EPS growth would have been 14.0%)

•	Sales were $187.0 million, a decrease of 3.8% due to two fewer selling days (leap year and the Easter/Passover holidays), FX, and flat or weak healthcare utilization in many geographic regions

•	Adjusted operating margin expanded 70 basis points to 11.2%

•	GAAP operating margin was 8.5% versus 8.8% in Q1 2012 due to an 80 basis point negative effect from the MDET offset by a 50 basis point improvement in the overall cost structure

•	Adjusted EBITDA margin was 17.1%, consistent with the prior year period, even with an 80 basis point negative effect from the MDET

•	GAAP EBITDA margin was 14.7%, effectively the same as the prior year period, even with an 80 basis point negative effect from the MDET

International sales in the first quarter of 2013 were $94.4 million, representing 50.5% of total sales. Foreign currency exchange rates including the effects of the FX hedging program caused sales to be $0.7 million less in the first quarter of 2013 compared to sales in the first quarter of 2012.

CONMED News Release Continued	Page 2 of 10	April 25, 2013

Cash provided by operating activities in the first quarter of 2013 was similar to the first quarter of 2012 and equaled $5.5 million. It includes a contribution of $7.5 million to the Company’s frozen pension plan, payment of the MDET and payment of incentive compensation. Similar to the quarterly cash flow of 2012, management expects 2013 cash flow from operations to improve in the remaining quarters of 2013 since the pension and incentive compensation payments only affect the first quarter of 2013. During the first quarter of 2013 the Company repurchased 848,000 shares of its common stock amounting to $25.7 million and expects to repurchase approximately an additional $25 million over the remainder of the year.

Outlook

“We reiterate our full year 2013 adjusted earnings per share guidance of $1.80 - $1.90 which contemplates the effects of the medical device tax and less favorable FX exchange rates,” said Mr. Corasanti. While the earnings guidance remains the same due to continued improvement in gross margins, we recognize that sales in major European countries have been affected by governmental spending controls and lower than anticipated procedure growth. Similarly, healthcare utilization seems flat in the U.S. despite modest job growth. Further, the surgical video visualization product line, consisting primarily of capital equipment, has been affected by hospital budgetary constraints in Europe and elsewhere. While we believe the overall economic environment may improve toward the latter half of 2013, we consider it prudent to reduce the estimated full year sales forecast by $15 million to $770 - $780.”

“For the second quarter of 2013, we anticipate sales will approximate $191 - $196 million and adjusted earnings per share are forecasted to be $0.41 - $0.46,” continued Mr. Corasanti.

The adjusted estimates for the second quarter and full year 2013 exclude unusual matters, such as patent litigation and manufacturing restructuring costs expected to be incurred in 2013 due to the relocation of manufacturing activities from the Westborough, Massachusetts and Tampere, Finland sites to the Company’s other facilities.

Unusual charges

During the first quarter of 2013, the Company continued the on-going consolidation of certain administrative functions and manufacturing activities. Also incurred were litigation costs associated with a patent dispute and costs associated with the amended credit facility. Expenses associated with these activities, including severance and relocation costs, amounted to $2.4 million, net of tax, in the first quarter of 2013. These charges are included in the GAAP earnings per share set forth above and are excluded from the adjusted results. For the remainder of 2013, the Company presently anticipates incurring additional pre-tax restructuring costs of $9.0 - $10.0 million on projects currently in process.

Use of non-GAAP financial measures

Management has disclosed adjusted financial measurements in this press announcement that present financial information that is not in accordance with generally accepted accounting principles. These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies. Adjusted net income and adjusted earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company. Management uses and presents adjusted net income and adjusted earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities. These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations. Management uses adjusted net income and adjusted earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis. Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

CONMED News Release Continued	Page 3 of 10	April 25, 2013

Conference call

The Company will webcast its first quarter 2013 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, April 25, 2013. This webcast can be accessed from CONMED’s web site at www.conmed.com. Replays of the call will be made available through May 3, 2013.

CONMED profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute approximately 50% of the Company’s total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation of litigation; (viii) the risk of a lack of allograft tissues due to reduced donations of such tissues or due to tissues not meeting the appropriate high standards for screening and/or processing of such tissues; and/or (ix) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 4 of 10	April 25, 2013

CONMED CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

Three Months Ended March 31, 2012 and 2013

(In thousands except per share amounts)

(unaudited)

	2012	2013

Net sales	$194,316	$187,014

Cost of sales	91,931	82,710
Cost of sales, other - Note A	1,474	1,622

Gross profit	100,911	102,682

Selling and administrative expense	74,806	77,725
Research and development expense	7,095	5,694
Medical device excise tax	—	1,580
Other expense – Note B	1,988	1,813
	83,889	86,812

Income from operations	17,022	15,870

Loss on early extinguishment of debt	—	263

Interest expense	1,437	1,366

Income before income taxes	15,585	14,241

Provision for income taxes	5,617	3,749

Net income	$9,968	$10,492

Per share data:
Net income
Basic	$.36	$.37
Diluted	.35	.37

Weighted average common shares
Basic	28,029	28,127
Diluted	28,484	28,500

Note A –Included in cost of sales, other in the three months ended March 31, 2012 and 2013 are costs related to the consolidation of our production facilities. Refer to the Reconciliation of Reported Net Income to Non-GAAP Net Income Before Unusual Items for further details.

Note B – Other expense in the three months ended March 31, 2012 and 2013 includes a number of unusual charges. Refer to the Reconciliation of Reported Net Income to Non-GAAP Net Income Before Unusual Items for further details.

CONMED News Release Continued	Page 5 of 10	April 25, 2013

CONMED CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

ASSETS

	December 31,	March 31,
	2012	2013
Current assets:
Cash and cash equivalents	$23,720	$32,359
Accounts receivable, net	139,124	135,597
Inventories	156,228	156,873
Income taxes receivable	2,897	2,000
Deferred income taxes	11,931	10,703
Prepaid expenses and other current assets	14,993	16,466
Total current assets	348,893	353,998

Property, plant and equipment, net	139,041	138,411
Goodwill	249,160	249,160
Deferred income taxes	1,057	1,188
Other intangible assets, net	190,809	188,809
Other assets	150,547	151,419
Total assets	$1,079,507	$1,082,985

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$1,050	$1,050
Other current liabilities	124,164	96,125
Total current liabilities	125,214	97,175

Long-term debt	160,802	224,802
Deferred income taxes	99,857	102,199
Other long-term liabilities	86,636	61,229
Total liabilities	472,509	485,405

Shareholders' equity:
Capital accounts	256,672	240,069
Retained earnings	377,907	384,210
Accumulated other comprehensive loss	(27,581)	(26,699)
Total equity	606,998	597,580

Total liabilities and shareholders' equity	$1,079,507	$1,082,985

CONMED News Release Continued	Page 6 of 10	April 25, 2013

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended
	March 31,
	2012	2013
Cash flows from operating activities:
Net income	$9,968	$10,492
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	11,812	11,729
Stock-based compensation	1,183	1,152
Loss on early extinguishment of debt	—	263
Deferred income taxes	2,735	1,914
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	(5,618)	3,042
Inventories	2,764	(4,858)
Accounts payable	2,601	313
Income taxes receivable (payable)	(1,232)	244
Accrued compensation and benefits	(10,446)	(8,830)
Other assets	(1,106)	(2,423)
Other liabilities	(5,032)	(7,566)
Net cash provided by operating activities	7,629	5,472

Cash flow from investing activities:
Payments related to distribution arrangement	(64,116)	—
Purchases of property, plant, and equipment	(6,424)	(4,130)
Net cash used in investing activities	(70,540)	(4,130)

Cash flow from financing activities:
Payments on debt	(338)	—
Proceeds of debt	50,000	64,000
Payments related to distribution agreement	—	(34,000)
Dividend paid on common stock	—	(4,256)
Payments related to issuance of debt	—	(1,636)
Net proceeds from common stock issued under employee plans	5,345	7,633
Repurchase of common stock	—	(25,732)
Other, net	809	1,625
Net cash provided by financing activities	55,816	7,634

Effect of exchange rate change
on cash and cash equivalents	501	(337)

Net increase (decrease) in cash and cash equivalents	(6,594)	8,639

Cash and cash equivalents at beginning of period	26,048	23,720

Cash and cash equivalents at end of period	$19,454	$32,359

CONMED News Release Continued	Page 7 of 10	April 25, 2013

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME

BEFORE UNUSUAL ITEMS

Three Months Ended March 31, 2012 and 2013

(In thousands except per share amounts)

(unaudited)

	2012	2013

Reported net income	$9,968	$10,492

Facility consolidation costs included in cost of sales	1,474	1,622

Administrative consolidation costs included in other expense	273	1,604

Costs associated with purchase of Nordic region distributor	704	—

Legal arbitration and patent dispute costs included in other expense	1,011	209

Total other expense	1,988	1,813

Loss on early extinguishment of debt	—	263

Unusual expense before income taxes	3,462	3,698

Provision (benefit) for income taxes on unusual expenses	(1,246)	(1,331)

Net income before unusual items	$12,184	$12,859

Per share data:

Reported net income
Basic	$0.36	$0.37
Diluted	0.35	0.37

Net income before unusual items
Basic	$0.43	$0.46
Diluted	0.43	0.45

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 8 of 10	April 25, 2013

CONMED CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Three Months Ended March 31, 2012 and 2013

(In thousands)

(unaudited)

	2012	2013

Reported income from operations	$17,022	$15,870

Facility consolidation costs included in cost of sales	1,474	1,622

Administrative consolidation costs included in other expense	273	1,604

Medical device excise tax	—	1,580

Costs associated with purchase of Nordic region distributor	704	—

Legal arbitration and patent dispute costs included in other expense	1,011	209

Adjusted income from operations	$20,484	$20,885

Operating Margin
Reported (GAAP)	8.8%	8.5%

Adjusted (Non-GAAP)	10.5%	11.2%

Management has provided the above reconciliation as an additional measure that investors can use to compare financial results between reporting periods. Management believes this reconciliation provides a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 9 of 10	April 25, 2013

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO EBITDA & ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three months ended
	March 31,
	2012	2013

Net income	$9,968	$10,492

Provision for income taxes	5,617	3,749

Interest expense	1,437	1,366

Loss on early extinguishment of debt	—	263

Depreciation	4,688	4,619

Amortization	6,964	6,992

EBITDA (using GAAP measures)	$28,674	$27,481

Stock-based compensation	1,183	1,152

Facility consolidation costs included in cost of sales	1,474	1,622

Administrative consolidation costs included in other expense	273	1,604

Costs associated with purchase of Nordic region distributor	704	—

Legal arbitration and patent dispute costs included in other expense	1,011	209

Adjusted EBITDA	$33,319	$32,068

EBITDA Margin
EBITDA (using GAAP measures)	14.8%	14.7%

Adjusted EBITDA (using non-GAAP measures)	17.1%	17.1%

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods. Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 10 of 10	April 25, 2013

CONMED CORPORATION

First Quarter Sales Summary

(in millions)

	Three Months Ended March 31,

				Constant
				Currency
	2012	2013	Growth	Growth

Orthopedic surgery	$106.8	$105.0	-1.7%	-1.1%
General surgery	69.5	66.8	-3.9%	-3.7%
Surgical visualization	18.0	15.2	-15.6%	-15.6%
	$194.3	$187.0	-3.8%	-3.4%

Single-use products	$153.6	$147.8	-3.8%	-3.4%
Capital products	40.7	39.2	-3.7%	-3.4%
	$194.3	$187.0	-3.8%	-3.4%